REPORT OF INDEPENDENT AUDITORS AND FINANCIAL STATEMENTS FOR ALTAIR ADVANCED INDUSTRIES, INC. December 31, 2017

REPORT OF INDEPENDENT AUDITORS AND FINANCIAL STATEMENTS FOR ALTAIR ADVANCED INDUSTRIES, INC. December 31, 2017

Table of Contents PAGE Report of Independent Auditors 1–2 Financial Statements Balance sheet 3 Statement of income 4 Statement of changes in stockholder’s equity 5 Statement of cash flows 6 Notes to financial statements 7–20

Report of Independent Auditors To the Stockholder Altair Advanced Industries, Inc. Report on Financial Statements We have audited the accompanying financial statements of Altair Advanced Industries, Inc. (the Company), which comprise the balance sheet as of December 31, 2017, and the related statement of income, changes in stockholder’s equity, and cash flows for the year then ended, and the related notes to the financial statements. Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. Auditor’s Responsibility Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. 1

Opinion In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Altair Advanced Industries, Inc. as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. Bellingham, Washington April 26, 2018 2

Altair Advanced Industries, Inc. Balance Sheet December 31, 2017 ASSETS CURRENT ASSETS Cash and cash equivalents$ 2,000 Accounts receivable Trade, net 16,734,639 Allied companies 8,969,707 Inventories, net 33,160,163 Prepaid expenses and other 1,101,669 Current portion of related party notes receivable 2,316,263 Income taxes receivable 785,275 Other 90,000 Total current assets 63,159,716 PROPERTY AND EQUIPMENT, net 20,784,261 OTHER ASSETS Notes receivable, net Related party, net 399,702 Third party 80,000 Deferred income taxes, net - Total other assets 479,702 TOTAL ASSETS $ 84,423,679 LIABILITIES AND STOCKHOLDER’S EQUITY CURRENT LIABILITIES Checks in excess of bank balance$ 861,736 Accounts payable Trade 18,288,991 Allied companies 3,956,021 Accrued liabilities 8,970,079 Commissions payable to allied companies 437,285 Income taxes payable - Line of credit - Total current liabilities 32,514,112 DEFERRED INCOME TAXES, net 124,212 LONG-TERM DEBT 39,714,082 Total liabilities 72,352,406 COMMITMENTS AND CONTINGENCIES (Notes 13 and 16) STOCKHOLDER’S EQUITY Common stock, no par value; 50,000 authorized shares; 505 shares issued and outstanding 1,010 Additional paid-in capital 1,141,907 Retained earnings 10,928,356 Total stockholder’s equity 12,071,273 TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY$ 84,423,679 See accompanying notes. 3

Altair Advanced Industries, Inc. Statement of Income Year Ended December 31, 2017 SALES, net $ 186,796,093 COSTS OF GOODS SOLD 130,865,878 GROSS MARGIN 55,930,215 OPERATING EXPENSES Allied management fees and commissions 40,936,886 Related party commissions 1,091,848 General and administrative 12,754,084 Bad debt expense - related party notes receivable and accrued interest - Gain on sale of property and equipment, net (2,220,150) Total operating expenses 52,562,668 INCOME FROM OPERATIONS 3,367,547 OTHER INCOME (EXPENSE) Interest expense (3,499,488) Interest income 296,419 Other income, net 547,570 Total other expense, net (2,655,499) INCOME BEFORE INCOME TAXES 712,048 INCOME TAX EXPENSE (BENEFIT) Current (195,288) Deferred 376,511 Total income tax expense, net 181,223 NET INCOME $ 530,825 4 See accompanying notes.

Altair Advanced Industries, Inc. Statement of Changes in Stockholder’s Equity Year Ended December 31, 2017 Additional Total Common Paid-In Retained Stockholder’s Stock Capital Earnings Equity BALANCE, December 31, 2016$ 1,010 $ 1,141,907 $ 10,397,531 $ 11,540,448 Net income - - 530,825 530,825 BALANCE, December 31, 2017$ 1,010 $ 1,141,907 $ 10,928,356 $ 12,071,273 See accompanying notes. 5

Altair Advanced Industries, Inc. Statement of Cash Flows Year Ended December 31, 2017 CASH FLOWS FROM OPERATING ACTIVITIES Net income $ 530,825 Adjustments to reconcile net income to net cash from (used in) operating activities Depreciation and amortization 6,989,559 Change in allowance for doubtful accounts – third parties (90) Change in allowance for doubtful accounts – related parties 110,000 Interest accrued on notes receivable (110,000) Change in inventory reserve (42,575) Gain on sale of property and equipment (2,220,150) Deferred income taxes 376,511 Write-off of notes receivable - Changes in operating assets and liabilities Accounts receivable 3,197,724 Inventories 1,202,753 Prepaid expenses and other (270,951) Checks in excess of bank balance (1,518,181) Accounts payable 2,148,644 Accrued and other current liabilities (1,797,742) Income tax receivable/payable (1,654,942) Net cash flows from (used in) operating activities 6,941,385 CASH FLOWS FROM INVESTING ACTIVITIES Purchases of property and equipment (5,277,208) Proceeds from the sale of equipment 2,220,150 Repayments of notes receivable 1,912,090 Net cash flows from (used in) investing activities (1,144,968) CASH FLOWS FROM FINANCING ACTIVITIES Borrowings on operating line of credit 61,962,709 Repayments on operating line of credit (67,759,126) Net cash flows from financing activities (5,796,417) NET CHANGE IN CASH AND CASH EQUIVALENTS - CASH AND CASH EQUIVALENTS, beginning of year 2,000 CASH AND CASH EQUIVALENTS, end of year $ 2,000 SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION Cash paid for interest$ 5,726,475 Cash paid for income taxes$ 1,475,000 NONCASH INVESTING AND FINANCING ACTIVITIES Trade accounts receivable converted to notes receivable$ - 6 See accompanying notes.

Altair Advanced Industries, Inc. Notes to Financial Statements Note 1 – Operations Altair Advanced Industries, Inc. (the Company or Altair) manufactures and distributes power supplies and power related equipment to the cable and telecommunications industries under a license from Alpha Technologies, Inc. (ATI). These products provide power conditioning and emergency backup power applications to these industries. The Company sells its products in the United States as well as internationally. Note 2 – Summary of Significant Accounting Policies Cash and cash equivalents – The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Variable interest entities – The Company applies the guidance contained in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810-10, Variable Interest Entities. The guidance requires a qualitative approach to identifying a controlling financial interest in a variable interest entity (VIE) and requires an ongoing assessment of the primary beneficiary of the VIE based on an evaluation to determine whether an entity has: (a) the power to direct the activities of the VIE that most significantly impact the VIE's economic performance, and (b) the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. In determining whether an entity has the power to direct the activities of the VIE that most significantly affect the VIE's performance, the guidance requires a reporting entity to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed. The guidance also requires: (a) separate presentation on the face of the statement of financial position of certain assets and liabilities of a consolidated VIE, (b) disclosure of the significant judgments and assumptions made by an enterprise in its determination as to whether or not the enterprise is the primary beneficiary of a VIE, and (c) additional expanded disclosures regarding the enterprise’s involvement with a VIE. Management evaluates the Company’s explicit and implicit variable interests to determine if they have any variable interests in VIEs. Variable interests are contractual, ownership, or other pecuniary interest in an entity whose value changes with changes in the fair value of the entity’s net assets, exclusive of variable interests. Explicit variable interests are those which directly absorb the variability of a VIE and can include contractual interests such as loans or guarantees as well as equity investments. An implicit variable interest acts the same as an explicit variable interest except it involves the absorbing of variability indirectly, such as through related-party arrangements or implicit guarantees. The analysis includes consideration of the design of the entity, its organizational structure, including decision making ability over the activities that most significantly impact the VIE’s economic performance. Generally accepted accounting principles require a reporting entity to consolidate a VIE when the reporting entity has a variable interest, or combination of variable interests, that provides it with a controlling financial interest in the VIE. The entity that consolidates a VIE is referred to as the primary beneficiary of that VIE. Refer to Note 16 for the Company’s evaluation of variable interests. 7

Altair Advanced Industries, Inc. Notes to Financial Statements Note 2 – Summary of Significant Accounting Policies (continued) Trade accounts receivable – Accounts receivable are generally due within 30 days and are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The Company does not charge interest on accounts receivable. Inventories – The Company measures inventory at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The use of standard cost approximates costs determined on a first-in, first-out basis. Standard costs are developed based upon actual prices paid for product and estimates of labor and overhead for each product, and are re-evaluated on a semi-annual basis. Allowances are provided for physical obsolescence, damaged, and slow moving inventories. Property and equipment – Property and equipment are recorded at cost, with all significant acquisitions, renovations and repairs which extend the useful life of assets being capitalized. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives ranging from three to seven years. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes. Leasehold improvements are amortized on a straight-line basis over the lesser of the term of the lease or the estimated useful life. Long-lived assets – In accordance with the Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) 360-10-35, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews the carrying amount of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The determination of any impairment generally would include a comparison of the present value of expected future cash flows anticipated to be generated during the remaining life with the net carrying value of the asset. No such impairment losses were recorded by the Company in 2017. Product warranties – The Company records a liability for an estimate of costs that it expects to incur under its basic limited warranty when product revenue is recognized. Factors affecting the Company’s warranty liability include the number of units sold, historical and anticipated rates of claims, and costs per claim. The Company periodically assesses the adequacy of its warranty liability based on changes in these factors. Warranty expense is recorded based upon actual claims. Revenue recognition – Revenue is recognized at the time the earnings process is substantially complete, which is generally at the time the product is shipped. Related costs are recorded at the time revenue is recognized. Revenue recorded is presented net of sales and other taxes the Company collects on behalf of governmental authorities. 8

Altair Advanced Industries, Inc. Notes to Financial Statements Note 2 – Summary of Significant Accounting Policies (continued) Shipping and handling revenues and costs – Revenues generated from shipping and handling costs charged to customers are included in sales and amounted to $1,125,476 for the year ended December 31, 2017. Shipping and handling costs for outbound and inbound shipping charges are included in cost of sales and amounted to $3,221,236 dor the year ended December 31, 2017. Federal income tax – The Company accounts for income taxes under the asset and liability method. Income taxes and related assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. Allowances are provided for certain deferred tax assets that are not expected to be realized. The Company accounts for uncertainty in income taxes according to the provisions of ASC 740-10, Income Taxes. The Company recognizes the tax benefit from uncertain tax positions only if it is more likely than not that the tax positions will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company adheres to the revised standards under FASB Accounting Standards Update No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. Under this standard, a classified statement of financial position, an entity shall classify deferred tax liabilities and assets as noncurrent amounts. In accordance with ASU 2015-07, the Company has classified all deferred tax amounts as noncurrent. Use of estimates – In preparing financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for doubtful accounts, inventory reserves, product liability warranty, and sales incentives. Reclassifications – Certain amounts reported in the prior year have been reclassified to conform to the current year presentation. The reclassifications had no effect on previously reported net income. 9

Altair Advanced Industries, Inc. Notes to Financial Statements Note 2 – Summary of Significant Accounting Policies (continued) Recent accounting pronouncements – In February 2016, the FASB issued Accounting Standards Update (ASU) 2016-02, Leases, which provides new guidelines that change the accounting for leasing arrangements. ASU 2016-02 primarily changes the accounting for lessees, requiring lessees to record assets and liabilities on the balance sheet for most leases. This standard is effective for nonpublic entities for annual reporting periods beginning on or after December 15, 2019, and interim reporting periods within annual reporting periods beginning after December 15, 2020. The Company is currently evaluating the impact of the standard on the financial statements. In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which is a comprehensive new revenue recognition standard. The new standard allows for a full retrospective approach to transition or a modified retrospective approach. This guidance is effective for nonpublic entities for annual reporting periods beginning on or after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. The Company is currently evaluating the impact of the standard on the financial statements. Subsequent events – Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are available to be issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are available to be issued. The Company has evaluated subsequent events through April 26, 2018, which is the date the financial statements were available to be issued. Note 3 – Allied Company Transactions The Company is a member of the Alpha Group (allied companies), an alliance of independent companies to develop and manufacture power solutions. The Company has a licensing agreement with ATI (an allied company), its wholly-owned subsidiaries and other parties related to ATI through common ownership, to manufacture and sell power supplies and power related equipment. ATI provides sales, marketing, engineering, accounting, and general management support to the Company. 10

Altair Advanced Industries, Inc. Notes to Financial Statements Note 3 – Allied Company Transactions (continued) For the year ended December 31, 2017, the Company had management fee agreements with ATI as follows: January 1, 2017 through December 31, 2017 Accounting and general management support fees a 3% Engineering support fees b 10% Sales and marketing support fees b 8% a – Percentage based on the Company’s gross sales less any sales to allied companies b – Percentage based on the sales value of ATI units produced and sold by the Company, less any sales to allied companies The management fee agreements continue for successive yearly terms. Either party may terminate the agreements at any time upon 90 days’ written notice. Termination of the agreements could have a material adverse effect on the Company’s business. Additionally, the Company has commission and fee arrangements attributable to product sales with third party manufacturing representative firms. Manufacturing representatives earn commissions ranging from 0.5% to 10.0% on sales of products in their territories which are payable to the representatives upon the receipt of cash for the sale. The Company contracts with ATI to administer its commission program for the third party manufacturing representative firms. The Company’s commission arrangement with ATI requires commissions of up to 1.0% be paid on domestic sales. Transactions and balances with allied companies as of and for the year ended December 31, 2017, were as follows: Sales $ 29,969,179 Material purchases 43,784,171 Management fees 34,223,863 Commission expense 6,713,023 Other income 556,596 Accounts receivable 8,969,707 Notes receivable 2,715,965 Accounts payable and accrued expenses 3,956,021 Commissions payable 437,285 11

Altair Advanced Industries, Inc. Notes to Financial Statements Note 4 – Accounts Receivable Trade receivables relate to sales of finished goods to non-allied companies and consist of the following at December 31, 2017: Trade receivables $ 17,167,627 Less allowance for doubtful accounts (432,988) Trade receivables, net$ 16,734,639 Note 5 – Inventories Inventories consist of the following at December 31, 2017: Raw materials $ 26,915,785 Finished goods 8,677,053 35,592,838 Inventory reserves (2,432,675) $ 33,160,163 Note 6 – Property and Equipment Property and equipment, net consist of the following at December 31, 2017: Aircraft $ 50,180,120 Machinery and equipment 9,927,949 Office furniture and equipment 725,705 Leasehold improvements 1,714,063 62,547,837 Accumulated depreciation and amortization (41,763,576) $ 20,784,261 12

Altair Advanced Industries, Inc. Notes to Financial Statements Note 7 – Notes Receivable Notes receivable consist of the following at December 31, 2017: Allied Party: Interest bearing note receivable from Outback Power Technologies, Inc., a wholly-owned subsidiary of ATI, with monthly payments due from the borrower of $201,351, which include principal and interest, which is accrued at 6% per annum. The note matures in February 2019. $ 2,715,965 Third Party: Non-interest bearing note receivable from CE+T America, Inc. (related party to ATI), annual installment requirements are calculated based on the financial performance of CE+T America, Inc., as defined in the terms of the agreement. 80,000 Total notes receivable 2,795,965 Less current portion 2,316,263 Long-term portion $ 479,702 Interest income earned on the related-party notes receivable was $110,000 for the year ended December 31, 2017. Interest receivable, net of the applicable reserve, on the related-party note receivable at December 31, 2017, was $-0-. Note 8 – Accrued Liabilities Accrued liabilities to non-allied companies consist of the following at December 31, 2017: Accrued interest $ 2,525,347 Product warranty liability 2,075,000 Other accrued liabilities 1,714,717 Payroll and related taxes 1,567,892 Accrued related party commissions 1,087,123 $ 8,970,079 13

Altair Advanced Industries, Inc. Notes to Financial Statements Note 8 – Accrued Liabilities (continued) The changes in the Company’s product warranty liability are as follows for the year ended December 31, 2017: Estimated liability, beginning of year$ 2,075,000 Estimated expense for warranties issued 645,405 Warranty claims (645,405) Estimated liability, end of year$ 2,075,000 Note 9 – Operating Line of Credit The Company has a revolving line of credit agreement with a bank. Under the agreement, the Company may borrow up to $15,000,000, with advances collateralized by the Company’s accounts receivable, inventories, and equipment, as well as a commercial guarantee provided by the Company’s stockholder, and subordination agreements from Alphatec, Ltd. – Cyprus and Advanced Aviation, related to the notes outstanding at year end (Note 10). The revolving line of credit bears interest at BBA LIBOR daily floating rate (0.69% at December 31, 2017) plus 1.50% at December 31, 2017, and matures January 31, 2019. The outstanding balance on this revolving line of credit was $-0- at December 31, 2017. The revolving line of credit is subject to certain financial measurement covenants. 14

Altair Advanced Industries, Inc. Notes to Financial Statements Note 10 – Long-Term Debt Long-term debt consists of the following at December 31, 2017: Note payable to Alphatec, Ltd. – Cyprus (related party to ATI); payments of accrued interest at a rate of 8.5% due annually; principal and remaining accrued interest due December 31, 2019. The note is unsecured. $ 24,714,082 Note payable to Alphatec, Ltd. – Cyprus (related party to ATI); payments of accrued interest at a rate of 10% due annually; principal and remaining accrued interest due December 31, 2019. The note is unsecured. 10,000,000 Note payable to Advanced Aviation (related party to ATI); payments of accrued interest at a rate of 6.5%, due annually; principal and remaining accrued interest due June 30, 2019. The note is unsecured. 5,000,000 $ 39,714,082 Aggregate maturities of long-term debt are as follows: Year Ending December 31, 2018 $ - 2019 39,714,082 $ 39,714,082 15

Altair Advanced Industries, Inc. Notes to Financial Statements Note 11 – Income Taxes Deferred tax assets and liabilities consist of the following at December 31, 2017: Deferred income tax assets: Inventories basis$ 1,253,234 Related party note receivable allowance 878,094 Inventory reserve 516,709 Warranty reserve 440,737 Allowance for doubtful accounts 91,968 Accrued expenses 99,059 Alternative minimum tax credit - 3,279,801 Deferred income tax liabilities: Property and equipment basis and depreciation differences (3,250,457) Prepaid expenses (153,556) (3,404,013) Net deferred income tax asset (liability)$ (124,212) On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the Tax Act). The main provision of the Tax Act is the reduction of the maximum federal tax rate from 35% to a flat tax of 21%. The Company has reflected the ending gross deferred tax assets and liabilities from a 34% federal tax rate to a flat 21% tax rate at December 31, 2017. As a result, the deferred tax assets and liabilities decreased by $75,792 at December 31, 2017; the Company has recorded $75,792 of income tax benefit related to the Tax Act during the year ended December 31, 2017. No valuation allowance has been established for the above deferred tax assets as the Company believes it is more likely than not that such assets will be realized in the future. The reconciliation of income tax computed at the U.S. federal statutory tax rate to income tax expense is as follows: Tax at U.S. statutory rate$ 242,096 Increase (decrease) in tax resulting from: State taxes (538) Permanent differences (48,731) Tax Reform – tax rate change (75,792) Other adjustments 64,188 $ 181,223 16

Altair Advanced Industries, Inc. Notes to Financial Statements Note 11 – Income Taxes (continued) The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Management believes the Company does not have any material uncertain tax positions. As of December 31, 2017, there is no tax related accrued interest or penalties recorded in the financial statements. Note 12 – Related-Party Transactions The Company is related to Altair Energy, Inc. through common ownership. During the year ended December 31, 2017, the Company purchased $486,753, of inventories from Altair Energy, Inc. The Company had a payable balance due to Altair Energy, Inc. of $189,917 as of December 31, 2017. GB DSC, Inc. was formed during 2012 and is related to the Company through common ownership. GB DSC, Inc. is a Domestic Sales Corporation responsible for facilitating certain aspects of the Company’s foreign sales activities. The Company incurred a commission expense to GB DSC, Inc. of $1,091,848 for the year ended December 31, 2017. The Company had accrued commissions payable to GB DSC, Inc. of $1,091,848 as of December 31, 2017. Argus DSC, Inc., a wholly-owned subsidiary of Argus Technologies, Inc., was formed during 2014 and is related to the Company through common ownership. Argus DSC, Inc. is a Domestic Sales Corporation responsible for facilitating certain aspects of the Company’s foreign sales activities. The Company incurred $280 of purchases to Argus DSC, Inc. for the year ended December 31, 2017. The Company is related to Bravo Electric Vehicles through common ownership. The Company had a payable balance to Bravo Electric Vehicles of $35,122 as of December 31, 2017. See Note 7 for related-party notes receivable and Note 13 for related-party operating leases. 17

Altair Advanced Industries, Inc.
Notes to Financial Statements

Note 13 – Commitments and Contingencies

Operating lease obligations – The Company conducts its operations in facilities leased from both related and third parties. The leases are treated as operating leases and expire at various dates. The following is a schedule of future rental payments under such operating leases.

Year Ending December 31,	Related Parties	Third Parties	Total
2018	$ 474,679	$ 553,181	$ 1,027,860
2019	474,679	119,669	594,348
2020	474,679	60,719	535,398
2019	474,679	-	474,679
2020	474,679	-	474,679
	$ 2,373,395	$ 733,569	$ 3,106,964

Total rent expense under operating leases amounted to $1,051,000, including $474,679 paid to a related party each year, for the year ended December 31, 2017.

The Company sub-leases a portion of its facilities and had rental income that amounted to $150,120 for the year ended December 31, 2017

Medical plan – The Company is self-insured for medical coverage of employees through a third party administrator. Stop-loss insurance is carried by the Company, which assumes liability for claims between $125,000 and $1,000,000 per individual or on an aggregate basis based on the monthly employee population included within the plan. As of December 31, 2017, the Company accrued $460,606 and $318,888, respectively, for the self-insured medical insurance. Self-insured medical claims paid by the Company during 2017 amounted to $1,782,378, net of recoveries.

Loan commitment – Under the terms of the revolving note receivable agreement between the Company and Argus Technologies, Inc., as stated in Note 16, the Company has committed to fund up to $6 million through June 28, 2019 to Argus Technologies, Inc. At December 31, 2017, the unused portion of the revolving note receivable agreement was $3.8 million.

Note 14 – Employee Benefit Plan

Effective October 1, 2015, the Company merged its salary 401(k) deferral retirement plan (the Plan) with Alpha Group 401(k) Profit Sharing Plan and Trust, a multi-employer plan. The Company contributions to the Plan and to the Alpha Group 401(k) Profit Sharing Plan totaled $191,398 for the year ended December 31, 2017.

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Altair Advanced Industries, Inc. Notes to Financial Statements Note 15 – Concentration of Risk Export sales to customers outside the United States from domestic operations totaled 22% of total sales for the year ended December 31, 2017. The Company sells a majority of its products to multi-system cable television operators (MSO) in the United States. The top ten MSOs accounted for 65% of total sales for the year ended December 31, 2017. At December 31, 2017, receivables outstanding from ten MSOs aggregated to a concentration of credit totaling approximately $15,505,939. Approximately 52% of the Company’s purchases were from suppliers greater than 10% of total purchases in 2017. The loss of a significant supplier should not adversely affect the Company’s business, since such components and products are generally available from alternate sources. The Company maintains cash balances in financial institutions participating in the Federal Deposit Insurance Corporation (FDIC) program. As of December 31, 2017, the Company has cash deposits at financial institutions in excess of FDIC insured limits. However, as the Company places these deposits with major financial institutions and monitors the financial condition of these institutions, management believes the risk of loss to be minimal. Note 16 – Variable Interest Entities The Company holds a variable interest in Argus Technologies, Inc. and its subsidiary, Argus DSC, Inc. (Argus). Argus is considered a variable interest entity (VIE) due to a lack of sufficient at-risk equity. The Company has determined it is not the primary beneficiary of Argus because the Company does not have the power to direct the activities most significant to the VIE’s economic performance and does not have an obligation to absorb losses of the VIE or the right to receive benefits of the VIE. The Company considers the stockholder of Argus to be the primary beneficiary. Accordingly, the Company has not consolidated Argus. Argus is a related party through common ownership. The Company, while not contractually obligated to do so, provided financial support to this related entity through a revolving note receivable, with a maximum principal of $6,000,000. The note requires interest at 5% with a maturity date of June 28, 2019. The Company’s maximum exposure to loss is generally measured as its net receivable due from the VIE. The principal balance of the note receivable was $2,200,000 as of December 31, 2017. Additionally, outstanding accrued interest related to the note receivable amounted to $1,934,084 at December 31, 2017. During the year ended December 31, 2016, the note receivable and related accrued interest was deemed uncollectable and an allowance for bad debt was booked in the amount of $4,024,084 to offset the note receivable and accrued interest amount in its entirety. During the year ended December 31, 2017, accrued interest on the note was deemed uncollectible and the allowance for bad debt was increased by $110,000 to fully reserve against the note. 19

Altair Advanced Industries, Inc. Notes to Financial Statements Note 16 – Variable Interest Entities (continued) The following is a summary of Argus’ unaudited financial information as of and for the year ended December 31, 2017: Balance Sheets Assets $ 363,306 Liabilities 8,318,672 Accumulated deficit$ (7,955,366) Statements of Income Revenue $ 185,546 Expenses 326,081 Net loss $ (140,535) 20